SCHEDULE 14 C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box: [X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BAOSHINN CORPORATION

____________________________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

Not Applicable

(2)

Aggregate number of securities to which transaction applies:

Not Applicable

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

Not Applicable

(4)

Proposed maximum aggregate value of transaction:

Not Applicable

(5)

Total fee paid:

Not Applicable

[  ] Fee paid previously with preliminary materials:

____________________________________________________________________________________________________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1) Amount previously paid:

Not Applicable

(2) Form, Schedule or Registration Statement No.

Not Applicable

(3) Filing Party:

Not Applicable

(4) Date Filed:

Not Applicable

1

INFORMATION STATEMENT

Relating to a Reverse Stock Split and Annual Meeting of Baoshinn Corporation

BAOSHINN CORPORATION

Dear Baoshinn Corporation Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the following actions:

1.)

Approval of a 10 for 1 reverse stock split and recapitalization.

2.)

Approval of the election of Directors.

3.)

Approval of an amendment of our articles of incorporation to change the par value of our common stock to $.0001 per share.

4.)

Approval of an amendment of our articles of incorporation to increase the number of authorized shares and to authorize undesignated preferred shares.

As of the close of business on May 15, 2011, the record date for shares entitled to notice of and to sign written consents in connection with the recapitalization, there were 21,400,000 shares of our common stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. The Actions will be effective 20 days from the mailing of the Information Statement, which is expected to take place on June 23, 2011, and such Actions will result in the following:

1.)

Each ten shares of common stock outstanding will be converted into one share of common stock of the Company.

The Plan of Recapitalization provides for the mandatory exchange of certificates from the current common stock certificates (“Old Certificate”) to new common stock certificates representing one-tenth (1/10th) the previous number of shares held (“New Certificate”). We urge you to follow the instructions set forth in the attached Information Statement under “Exchange of Stock Certificates”.

2.)

The following persons will be elected to the board of directors to serve until the next annual meeting or until their replacement is elected:

Sean Webster

Director

Benny Kan

Director

Mike Lam

Director

3.)

The Articles of Incorporation will be amended to change the par value of common stock to $.0001.

4.)

The Articles of Incorporation will be amended to increase the authorized shares to 400,000,000, consisting of 300,000,000 shares of common stock and 100,000,000 shares of new preferred stock.

1

The common and preferred shares will have a par value of $.0001 per share. The preferred shares are blank check preferred and they may be issued with the preferences determined by the board of directors.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ Sean Webster

Sean Webster, President

2

PROPOSAL TO APPROVE A PLAN OF RECAPITALIZATION AND TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE

FOR A REVERSE STOCK SPLIT

INTRODUCTION

The Board of Directors of the Company has unanimously approved a proposal to amend the Company’s Articles of Incorporation to effect a plan of recapitalization that would provide for a one-for-ten (1-for-10) reverse stock split of our common stock, subject to the approval of such action by the shareholders. At an annual meeting, the shareholders of the Company voted to approve the proposal to authorize the reverse split. We are now notifying you and the other shareholders that did not participate in the meeting of the action of the majority of the shareholders. The reverse stock split will take effect, after we file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

We expect that the Certificate of Amendment will be filed promptly after your receipt of this Information Statement. However, our board of directors may elect not to file, or to delay the filing of, the Certificate of Amendment if they determine that filing the Certificate of Amendment would not be in the best interest of our shareholders.

Under the plan of recapitalization and reverse stock split, each ten (10) shares of the Company’s outstanding common stock on the effective date (the “Old Common Stock”) of the reverse stock split (the “Effective Date”) will be automatically changed into and will become one share of the Company’s New Common Stock (the “New Common Stock”). Any resulting fractional shares will not be issued. Instead, shareholders entitled to receive a fractional share as a result of the reverse split will instead receive from the Company a whole share of common stock. The reverse stock split will not change the current per share par value of the Company’s common stock nor change the current number of authorized shares of common stock; however, the authorized shares and the par value per share will be changed by separate action of the shareholders. See “Approval of the Amendment of our Articles of Incorporation To Change The Par Value Of Our Common Stock” and “Approval of the Amendment To Increase Authorized Shares and To Authorize Preferred Shares.” The effective date of the reverse stock split will be the date the articles of amendment are accepted for filing by the Nevada Secretary of State.

REASONS FOR THE REVERSE STOCK SPLIT

The Board of Directors has reviewed the Company’s current business and financial performance. The Board then determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:

▪

encourage greater investor interest in the Company’s common stock by making the stock price more attractive to the many investors who refrain from investing in lower-priced stocks; and

▪

reduce trading fees and commissions incurred by shareholders, since these costs are based to some extent on the number of shares traded.

The number of shares reserved for issuance under the Company’s existing stock option plans and employee stock purchase plan will be reduced to one-tenth (1/10th) the number of shares currently included in the plans.

ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK

The Board of Directors believes that the reverse stock split will encourage greater interest in the Company’s common stock by the investment community. The Board of Directors believes that the current market price of the Company’s common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stocks trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of the Company’s common stock, and the Board of Directors anticipates that the trading price of the common stock would increase. The Board of Directors believes that raising the trading price of the Company’s common stock will increase the attractiveness of the common stock to the investment community and possibly promote greater liquidity for the Company’s existing shareholders.

Even though a reverse stock split, by itself, does not impact a company’s assets or prospects, a reverse stock split could result in a decrease in our aggregate market capitalization. Our board of directors, however, believes that this risk is offset by the prospect that the reverse stock split will improve the trading price of its common stock. There can be no assurance, however, that the reverse stock split will succeed in raising the bid price of our common stock, or that a bid price increase, if achieved, would be maintained.

Our common stock is currently registered under Section 12 of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act and we have no present intention of terminating its registration under the Exchange Act in order to become a private company.

The reverse split will not materially affect the proportionate equity interest in the Company of any current shareholder or the relative rights, preferences, privileges or priorities of any such shareholder. The Company’s business, management (including all directors and officers), the location of its offices, assets, liabilities and net worth (other than the cost of the reverse split, which are immaterial) will remain the same after the reverse split. The reverse stock split will have the effect of creating additional authorized and unissued shares of our common stock. We have no current plans to issue these shares, however, these shares may be used by us for general corporate purposes in the future.

As of June 1, 2011 there were approximately 25 holders of record of the Company’s existing common stock. The Company does not anticipate that the reverse split will cause the number of holders of record or the beneficial owners to change significantly. The reverse stock split may result in some shareholders owning odd lots of less than 100 shares of common stock. Brokerage commissions and other transaction costs in odd lots are generally somewhat higher than the costs of transactions in round-lots of even multiples of 100 shares.

The direct result of the reverse stock split will be that the approximately 21,400,000 shares of common stock outstanding on June 1, 2011 will become approximately 2,140,000 shares of common stock, and any other shares issued prior to the effectiveness of this proposal will be similarly adjusted. The common stock issued pursuant to the reverse split will be fully paid and non-assessable. All shares of the common stock issued will have the same voting rights and other rights as shares of the existing common stock. If the proposed amendment becomes effective, each option to purchase common stock, outstanding on the effective date, will be automatically adjusted so that the number of shares of common stock issuable upon their exercise shall be divided by ten (10) (and corresponding adjustments will be made to the number of shares vested under each outstanding option and under the Company’s option plans) and the exercise price of each option shall be multiplied by ten (10), subject to rounding. The result of this adjustment will be that the aggregate exercise price of such options required to be paid after the reverse split will be the same as that required prior to the reverse split and the proportionate ownership interest on exercise of such options will also remain the same.

REDUCE TRADING FEES AND COMMISSIONS INCURRED BY SHAREHOLDERS

Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s common stock, in the absence of the reverse stock split, may continue to result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the stock price was substantially higher. This factor may further limit the willingness of institutions to purchase the Company’s common stock at its current market price.

The Company’s Board of Directors also took into consideration a number of negative factors associated with reverse stock splits, including: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; and the costs associated with holding the annual meeting of shareholders and implementing the reverse stock split. The Board, however, determined that these negative factors were outweighed by the expected benefits described above.

There can be no assurance that the reverse stock split will result in the benefits described above. Specifically, there can be no assurance that the market price of the Company’s common stock immediately after the effective date of the proposed reversed stock split would be maintained for any period of time or that such market price per share would approximate ten times the market price of the Company’s common stock before the reverse stock split. There can also be no assurance that the reverse stock split will not further adversely impact the market price of the Company’s common stock. In addition, it is possible that the liquidity of the Company’s common stock will be adversely affected by the reduced number of shares outstanding after the reverse stock split.

SHARE CERTIFICATES AND FRACTIONAL SHARES

The reverse split will occur on the filing of the Certificate of Amendment with the Nevada Secretary of State without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common Stock that the shareholder is entitled to receive as a consequence of the reverse split. After the effective date of the amendment, the certificates representing shares of existing common stock will be deemed to represent one-tenth (1/10th) of the number of shares of New Common Stock. As described more fully in the paragraph below under the heading Exchange of Stock Certificates, certificates representing shares of New Common Stock will be issued in due course as old certificates are tendered for exchange or transfer to the transfer agent.

EXCHANGE OF STOCK CERTIFICATES

Following the delivery of this Information Statement we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to our corporate secretary and transfer agent in exchange for certificates representing New Common Stock.

Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of as many shares of New Common Stock after applying the split and otherwise making adjustments for fractional shares described below. Until surrendered to the Transfer Agent, certificates for Old Common Stock retained by shareholders will be deemed for all purposes including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which its shareholders are entitled as a result of the reverse split.

Shareholders should not send their old certificates to the transfer agent until after the effective date. Shares of Old Common Stock surrendered after the effective date will be replaced by certificates representing shares of New Common Stock as soon as practicable after the surrender. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new certificates.

FRACTIONAL SHARES

No fractional shares of common stock will be issued as a result of the reverse stock split. In lieu of receiving fractional shares, all such fractions shall be rounded up so that you will receive one whole share for each fractional share to which you would otherwise be entitled.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The following description of the material federal income tax consequences of the reverse stock split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, foreign persons, dealers in securities, tax-exempt organizations, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

The Company believes that because the reverse stock split is not part of a plan to increase any shareholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects: Shareholders who receive New Common Stock solely in exchange for their Old Common Stock will not recognize gain or loss on the exchange. Consequently, the holding period of shares of New Common Stock will include your holding period for the shares of Old Common Stock, provided that the shares of common stock are held by you as a capital asset at the time of the exchange. In addition, your aggregate basis of the New Common Stock will be the same as your aggregate basis of the shares of Old Common Stock exchanged.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

NO DISSENTER'S RIGHTS

Under Nevada law, you are not entitled to dissenter’s rights of appraisal with respect to the amendment of the articles of incorporation and the reverse stock split.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The Reverse Stock Split Amendment will amend Article III of the Company’s Articles of Incorporation to add a new paragraph. At the effective date, without further action on the part of the Company or the holders, each share of common stock will be converted into one-tenth (1/10th) of a share of common stock. The Reverse Split Amendment will be filed with the Secretary of State of Nevada and will become effective on the date of the filing. The amendment to the Articles of Incorporation will also add additional authorized but unissued common stock and preferred stock. After the filing of the amendment the Company will have 300,000,000 shares of common stock authorized and 100,000,000 shares of preferred stock authorized. See “Approval of the Amendment of our Articles of Incorporation to change the par value of our common stock and Approval of the Amendment to Increase Authorized Shares to Authorize Preferred Shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, we believe that the reverse stock split is in the Company’s best interests and in the best interests of our shareholders. There can be no guarantee, however, that the market price of our common stock after the reverse stock split will be equal to the market price before the reverse stock split multiplied by the split number, or that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

PROPOSAL TO ELECT DIRECTORS

The Board currently consists of three members, each of whom serve one year terms or until their successor is elected. The current board consists of Sean Webster, Benny Kan and Mike Lam. These individuals have been elected by the vote of the Shareholders to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2012, until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

The following table provides information concerning our officers and directors.

Name and Address	Age	Position(s)
Sean Webster	38	President, C.F.O., Director
Benny Kan	46	C.E.O., Director
Mike Lam	39	Director, Secretary

The directors named above serve for one year terms or until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, none of which currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.

Sean Webster has been the President and Chief Financial Officer of Baoshinn Corporation since March 25, 2008. Mr. Webster has been the Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of Biopack Environmental Solutions, Inc. since October 6, 2008 and also serves as its Chief Technology Officer and Principal Accounting Officer. From January 1999 to April 1999, Mr. Webster served as an Investment Associate at Yorkton Securities, Inc. in Calgary, Canada. Since May, 1999 he

served as an Investment Advisor (Investment Dealers Association of Canada, Registered Representative) at Blackmont Capital Inc. until October 2008 (now called Macquarie Private Wealth). He served as Lead Broker for Grand Power Logistics Group, Inc.’s (TSX-V:GPW) initial public offering in November 2004 on the TSX Venture Exchange. Mr. Webster graduated from the University of Calgary in 1996 with BA in Economics, and a minor in Management and Commerce.

Mr. Benny Kan has served as C.E.O. and Director of Baoshinn Corporation since March 31, 2006 when the Company was incorporated. Mr. Kan was the Company CFO from March 31, 2006 to March 25, 2008. Before that, he was General Manager of Million Tour, King’s Travel Services Ltd. and King Travel Co. Ltd, where he managed ticketing and customer services and operation for nearly 20 years. Mr. Kan has extensive experience in ticketing, holiday options, accommodation wholesales and travel agency management. Mr. Kan also serves on the board of directors of Bao Shinn International Express Ltd., and Bao Shinn Holidays Limited, both subsidiaries of Baoshinn Corporation.

Mr. Mike Lam has served as a director and Secretary since March 31, 2006. Mr. Lam will hold these positions until he resigns or his successor is elected. Mr. Lam has over 10 years of experience in air cargo and logistics services. With his extensive knowledge of sales and pricing, he has developed relationships with local and overseas clients. Since May 2000, Mr. Lam has served as General Manager of Grand Power Express, and since May, 1997 he has served as General Manager of Grand Power Express Forwarders Co. Ltd., and Grand Power Express Tourism Col Ltd. (Macau). Mr. Lam was the general manager of Grand Power Express Tourism Co Ltd. in Macao prior to joining the Company. He has more than 15 years experience working in the Travel industry. Mr. Lam spent the past 3 years with Grand Power Express Tourism Co Ltd.

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, or the board of directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office.  Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders’ meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

CORPORATE GOVERNANCE

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

The Board of Directors met once in Fiscal 2010. Each director attended that meeting. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Committees of the Board of Directors

The Company’s Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board of Directors as a whole. The Company is not required to maintain such committees under the rules applicable to it, because its shares are quoted on the over the counter bulletin board (“OTCBB”) and are not listed or quoted on a national securities exchange or national quotation system. Since the Company does not currently have an audit committee, it also does not have an audit committee financial expert. The Company intends to charter audit, nominating and compensation committees when appropriate.

Director Independence

As the Company is quoted on the OTCBB and not one of the national securities exchanges, it is not subject to any director independence requirements. None of the Company’s present directors qualifies as an independent director pursuant to Rule 10A-3 promulgated under the Exchange Act, due to their affiliation with the Company as employees.

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provide full fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our corporate code of ethics may be obtained, without charge, upon written request to: Room A-B, 8/F Hart Avenue, Tsimshatsui, Hong Kong. A copy of our code of ethics was filed as exhibit 14 to our Form 10-K filed with the SEC on June 29, 2007. These filings may be viewed online at www.sec.gov.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of June 1, 2011, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The title of the class of shares for all owners is $0.001 par value common stock.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Class(1)
Sean Webster 13th Floor, Yoo Hoo Tower, 38-42 Kwai Fung Crescent Kwai Chung, New Territories, Hong Kong	0	0
Bao Shinn Express Co. Ltd. Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	8,250,000	38.551%
Benny Kan 1105 Tao Shue House, Lei Muk Shue Est., Kwai Chung, Kowloon, Hong Kong	1,815,000	8.481%
Mike Lam Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	825,000	3.855%
Wong Yun Leung Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	3,960,000	18.505%
All Officers and Directors as a Group	14,850,000	69.392%

[1] Applicable percentage ownership is based on 21,400,000 shares of our common stock outstanding as of June 1, 2011. There are no options, warrants, rights, conversion privileges or similar right to acquire the common stock of the Company outstanding as of June 1, 2011, other than those described above.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to its President and all other executive officers for services rendered during the fiscal year ended December 31, 2010.

SUMMARY COMPENSATION TABLE

(All amounts in US$’s)						Long Term Compensation			Total
Compensation						Awards		Payouts
Name & Principal Position	Period	Salary	Bonus	Other Annual Comp.	Restricted Stock Awards	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation
Sean Webster	12 months ended December 31,2010	0	0	0	0	0	0	0	0
	12 months ended December 31,2009	0	0	0	0	0	0	0	0
Mike Lam	12 months ended December 31,2010	0	0	0	0	0	0	0
	12 months ended December 31,2009	0	0	0	0	0	0	0	0
Benny Kan	12 months ended December 31,2010	71,672	0	0	0	0	0	0	0
	12 months ended December 31,2009	69,900	0	0	0	0	0	0	0

No other executive received any compensation from the Company and any of its subsidiaries for the previous three years.

(a)

Option/SAR Grants

The Company has stock option plans that allow it to grant options to its key employees. Over the course of employment, the Company may issue vested or non-vested stock options to an employee.

For non-vested stock options, the options have a maximum term of three years, up to March 31, 2011. For vested stock options, the exercise period of the options commenced on March 31, 2008 and will expire on March 31, 2011, subject to the maximum of 30% of options to be exercised up to March 31, 2009, a maximum of 60% of options to be exercised up to March 31, 2010 and 100% of options to be exercised up to March 31, 2011.

In the year ended March 31, 2008, a total of 300,000 of vested and 80,000 non-vested options were granted to employees of the Company at a price of $0.35 per share, exercisable for a term of three years.  No stock options have been granted to any of the officers or directors of the Company.

No stock options have been exercised by any employees, officers or directors since we were founded.

(b)

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of our officers, directors, employees or consultants since we were founded.

(c)

Compensation of Directors

The members of the Board of Directors are not compensated for acting as such. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director. There were no reimbursement expenses paid to any director.

(d)

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with our officers or directors. There are no compensation plans or arrangements, including payments to be made by us with respect to our officers, directors, employees or consultants that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for compensation to our directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

In the ordinary course of business, BSIE, our wholly-owned subsidiary, purchases and sells air tickets and tour packages to Bao Shinn Express Company Limited (“BSEL”). BSEL holds 38.551% of our outstanding shares of common stock.  The statement of operations for the periods presented includes the following related party transactions:

Related party	Nature of relationship and control	Description of transactions	Year ended Dec 31, 2010	Year ended Dec 31, 2009	9-months ended Dec 31, 2008
				$	$
Bao Shinn Express Company Limited	Shareholder 38.6%	Sales of air tickets and tour packages	(159,653)	(137,129)	(73,076)
		Management service income	(34,436)	(41,094)	(33,525)
		Purchase of air tickets and tour packages	57,797	78,071	96,434
		Loan interest paid	121	18	12
		Rent paid	---	---	643

HK Airlines	Bao Shinn	Amount due from/(to)	(300)	(3,960)	(10,691)
Holidays Travel Company Limited	Bao Shinn Express Company Limited is the major shareholder	Sales of air tickets and tour packages	(1,113,244)	(533,683)	(5,427)
		Interest paid	---	32	---
		Purchase of air tickets and tour packages	7,950	58,094	12,247
		Sales of plant and equipment	---	----	2,631
		Account receivable	53,449	26,636	1,021
		Account payables	(19,236)	(8,839)	(4,708)

				$	$

Mr. Wong Yun Leung, Edward	Shareholder 18.5%	Loan interest paid	-	-	-

H.C. Patterson and Company Limited	Bao Shinn Express Company Limited is the major shareholder	Purchase of air tickets and tour packages	17,356	31,299	58,976
		Sale of air tickets and tour packages	-	(6,164)	-
		Account payables	(26,266)	(7,576)	(18,946)
Grand Power Express International Limited	Chiu Tong, Ricky is the connected person	Sales of air tickets and tour packages	(27,892)	(14,204)	(18,009)

		Account receivables	-	1,539	201

SHAREHOLDER LOANS

Loans from shareholders represent temporary advances from certain shareholders of the Company. The amounts are unsecured, and they bear interest at 5.5% (2008: 10%), with no fixed terms of repayment.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires the Company’s executive officers, directors and shareholders beneficially owning more than ten percent of all outstanding Common Stock (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, written representations by Reporting Persons that no Form 5 was required, the Reporting Persons have complied with all applicable Section 16 (a) filing requirements during and with respect to Fiscal 2010.

INDEPENDENT AUDITORS

The Company plans to continue to use Dominic K.F. Chan & Co. to perform an audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2011 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2009 and 2010

During the fiscal years ended December 31, 2009 and 2010, the Company retained Dominic K.F. Chan & Co. to provide services as follows:

Fees for the Year Ended December 31
Services	2009	2010
Audit Fees (1)	$ 25,706	$ 25,743
Audit-Related Fees (2)	$ 3,855	$ 8,431
Tax Fees (3)	$ 0	$ 0
All Other Fees (4)	$ 0	$ 0

Total audit and non-audit fees	$ 29,561	$ 34,174
______________________________________

(1)

“Audit Fees” consist of fees billed for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2009 and 2010, and for the review of the Company’s interim financial statements and services performed during Fiscal 2010. The Company paid $25,743 for the audit of its financial statements for the year ended December 31, 2010. The Company has incurred approximately $2,571 in fees for the audit of its financial statements for the year ended December 31, 2011.

(2)

“Audit-Related Fees” consist of fees billed for professional services rendered by Dominic K.F. Chan & Co. reasonably related to the performance of the audit review that are not otherwise reported under Audit Fees.

(3)

“Tax Fees” consist of fees billed for professional services rendered by Dominic K.F. Chan & Co. for services rendered in connection with tax compliance, tax advice and tax planning. The Company did not incur any Tax Fees for the year ended December 31, 2009 or December 31, 2010.

(4)

“All Other Fees” consist of fees billed for professional services rendered by Dominic K.F. Chan & Co. for services rendered that are not otherwise reported above. For the year ended December 31, 2009 and 2010, the

Company did not incur any “Other Fees” for auditor services.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the Board of Directors has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors will take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2012 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than June 6, 2011 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

FORM 10-K

A copy of the Company’s Form 10-K for the period ending December 31, 2010 as filed with the United States Securities and Exchange Commission will be furnished without charge to shareholders as of the date of this Information Statement upon written request to Baoshinn Corporation

APPROVAL OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION TO CHANGE THE PAR VALUE OF OUR COMMON STOCK

Our shareholders have approved a proposal to amend our Articles of Incorporation to change the par value of our shares of common stock from $.001 par value per share to $.0001 par value per share.

The shareholders approved this proposal, because they believe that providing a par value of $.0001 per share for our common stock will reduce regulatory costs associated with statutes, regulations, taxes or fees, which are based upon our capitalization.

The approval of the change in par value of our common stock by our stockholders will result in a decrease on our balance sheet of the stated capital attributable to our outstanding common stock. This change reflects the new par value of such shares. In addition, the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will not be affected by the change in par value, although it will be affected by the reverse split discussed above.

APPROVAL OF THE AMENDMENT TO INCREASE AUTHORIZED SHARES AND TO AUTHORIZE PREFERRED SHARES

General

Our Shareholders have approved an amendment to the Company’s Articles of Incorporation which increases our total number of authorized shares from 200,000,000 common shares, with a par value of $.001 per share, and no preferred shares, to 400,000,000 shares, consisting of 300,000,000 common shares and 100,000,000 undesignated preferred shares, each with a par value of $.0001 (the “Amendment”). As of June 1, 2011, there were 21,400,000 common shares outstanding and no preferred shares outstanding.

Reason for the Amendment

The Board of Directors and the shareholders, deem it advisable to increase the number of our authorized shares in order to provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. We have no current commitments or plans for the issuance of the common shares or the preferred shares. Neither the Board of Directors nor our management is aware of any specific effort to accumulate our securities or to obtain control over us by means of a merger or tender offer.

The Company’s existing Articles of Incorporation authorize 200,000,000 common shares, with a par value of $.001, and do not permit the Board to establish other classes of stock. The proposed Amendment increases the total number of shares the Company is authorized to issue to 400,000,000 shares. Out of the 400,000,000 shares, the proposed Amendment provides for 100,000,000 undesignated preferred shares which the Board may, by resolution adopted and filed with the Nevada Secretary of State in the manner provided by law, authorize one or more classes or series and fix the relative rights and preferences of each such class or series. These shares will be available for issuance by the Board at such time and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

Approval of an increase in the authorized number of common shares generally empowers the directors of the Company to issue additional common shares without giving notice to the shareholders or obtaining their approval, except in certain circumstances, such as in connection with the adoption of certain employee benefit plans.

The Amendment will change the par value of the Company’s common shares from $.001 per share to $.0001 per share solely for the reasons previously discussed. Each share of our common stock outstanding when the proposed Amendment becomes effective will be reclassified as a share with a par value of $.0001 solely for the purposes described above.

Existing Antitakeover Provisions

The proposal to increase the authorized number of common shares is not submitted in response to any accumulation of stock or threatened takeover. However, the increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders’ interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not such transaction is favored by our management.

Preferred Shares

The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series.

The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences.

Any series of Preferred Stock could, as determined by our Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the company’s common stock.

In the Board of Directors’ opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for the Company’s capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred Stock.

The Preferred Stock may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

Effects of Authorization of Preferred Shares

It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of our common stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

i.

reduction of the amount that otherwise might be available for the payment of dividends on common stock to the extent dividends are payable on any issued Preferred Stock;

ii.

restrictions on dividends on the common stock;

iii.

rights of any series or the class of Preferred Stock to vote separately, or to vote with the common stock;

iv.

conversion of the Preferred Stock into common stock at such prices as the Board of Directors determines, which could include issuance at below the fair market value or original issue price of the common stock, diluting the book value or per share value of the outstanding Common Stock; and

v.

the holders of common stock not being entitled to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

Exhibits Index

Exhibit 3(i)

Articles of Amendment to the Articles of Incorporation

Exhibit 99

Plan of Recapitalization

End of Filing